EXHIBIT 10.3


          JUNIOR SUBSEQUENT DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                                   among

                             NUTRAMAX PRODUCTS, INC.


                         AND CERTAIN SUBSIDIARIES,
                             as borrowers, and

                      THE JUNIOR LENDERS PARTY HERETO,
                                as lenders,





                            _____________, 2000

          JUNIOR SUBSEQUENT DEBTOR-IN-POSSESSION CREDIT AGREEMENT

     This Junior Subsequent Debtor-In-Possession Credit Agreement, dated as of ___________, 2000 (this "Agreement"), is among NutraMax Products, Inc., a Delaware corporation and a debtor and debtor-in-possession in a case pending under chapter 11 of the United States Bankruptcy Code (the "Parent"), and each of the Parent's direct or indirect domestic subsidiaries party hereto and each a debtor and debtor-in-possession in a case pending under chapter 11 of the United States Bankruptcy Code, as borrowers (together with the Parent, collectively, the "Borrowers" and each a "Borrower") and the lender parties hereto (collectively, the "Junior Lenders" and each a "Junior Lender").

                           PRELIMINARY STATEMENTS

     1. On April __, 2000 (the "Petition Date"), each Borrower filed a voluntary petition with the United States Bankruptcy Court for the District of Delaware initiating the chapter 11 cases of the Borrowers (collectively, the "Cases" and each a "Case") and has continued in the possession of its assets and in the management of its businesses pursuant to sections 1107 and 1108 of the United States Bankruptcy Code, 11 U.S.C. sections 101-1330 (the "Bankruptcy Code").

     2. The Borrowers have applied to a group of financial lenders for a senior secured debtor-in-possession revolving credit, term loan and letter of credit facility (the "Senior Loans") in an aggregate principal amount not to exceed $30,000,000 (the "Senior Subsequent DIP Agreement"), the proceeds of which will be used for repayment of certain existing secured indebtedness of the Borrowers, fees and expenses relating to the Cases and working capital requirements of the Borrowers.

     3. The Borrowers have applied to the Junior Lenders for a term loan in the amount of $18,000,000 (the "Term Loan"), the proceeds of which will be used for repayment of certain existing secured indebtedness of the Borrowers.

     4. To provide security for the repayment of the Term Loan and the payment of the other obligations of the Borrowers under this Agreement and any other related agreement, instrument or document, the Borrowers will provide the Junior Lenders with the following (each as more fully described in this Agreement):

     (A)  an allowed administrative expense claim in the Cases pursuant to section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the
          Bankruptcy Code other than those administrative expenses incurred pursuant to the Senior Subsequent DIP Agreement;

     (B) a perfected lien, pursuant to section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of each Borrower and on all cash and cash equivalents in the Cash Collateral Account, the Concentration Account and each Depository Account (each as defined in this Agreement), junior in priority only to liens incurred pursuant to the Senior Subsequent DIP Agreement or the Existing Lender Claim;

     (C) a perfected lien, pursuant to section 364(c)(3) of the Bankruptcy Code, upon all property of each Borrower (other than the property referred to in clause (d) below that is subject to the ---------- valid and perfected liens that presently secure the Borrowers' and their respective Subsidiaries' pre-petition indebtedness under the Existing Agreements) that is subject to (i) valid and perfected liens in existence on the Petition Date, (ii) valid liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code, (iii) liens expressly permitted by this Agreement and (iv) liens incurred pursuant to the Senior Subsequent DIP Agreement or the Existing Lender Claim; and

     (D) perfected priming liens junior in priority only to liens incurred pursuant to the Senior Subsequent DIP Agreement or the Existing Lender Claim, pursuant to section 364(d)(1) of the Bankruptcy Code, upon all property of each Borrower, including, without limitation, accounts receivable, instruments, contract rights, chattel paper, general intangibles, inventory, equipment, fixtures, documents of title, intellectual property, rights under license agreements, real estate (whether owned or leased) and all proceeds thereof, that is subject to (i) the existing liens that presently secure the Borrowers' and their respective Subsidiaries' pre-petition indebtedness under or in connection with the Existing Agreements (but subject to any liens to which the liens being primed by this Agreement are subject on the Petition Date or become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code) and (ii) any liens granted after the Petition Date to provide adequate protection in respect of the Existing Agreements, which perfected priming liens in favor of the Junior Lenders shall be senior in all respects to all of such existing liens under or in connection with the Existing Agreements and to any Liens granted after the Petition Date to provide adequate protection in respect thereof.

     4. All of the claims and the security interests and liens granted under this Agreement in the Cases to the Junior Lenders are subject to the carve-out to the extent provided in Section 3.1.

                                 AGREEMENT:

         In consideration of the premises and the mutual agreements contained in this Agreement, the Borrowers and the Junior Lenders agree as follows:

                         SECTION 1: INTERPRETATION

     1.1. Defined Terms.
          --------------

     As used in this Agreement, the following terms have the meanings specified below (such meanings to apply equally to both the singular and plural forms of the terms defined; whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms):

     "Account" has the meaning set forth in the Uniform Commercial Code and includes, without limitation, all present and future rights of a Borrower to payment, whether or not they have been earned by performance, for goods sold or for services rendered that are not evidenced by instruments or chattel paper.

     "Adequate Protection Obligations" means each of the payments, claims or Liens, if any, granted to the Existing Lenders and described on Schedule 1.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise. Unless the context otherwise requires, each reference to an Affiliate in this Agreement is a reference to an Affiliate of a Borrower.

     "Agent" has the meaning assigned to such term in the Senior Subsequent DIP Agreement.

     "Agreement" has the meaning set forth in the Preamble.

     "Bankruptcy Code" has the meaning set forth in the first Preliminary Statement.

     "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

     "Base Rate" means, on any date, a fluctuating interest rate per annum equal to the rate of interest that the Reference Bank announces at its principal office from time to time as its prime commercial lending rate (whether or not such rate is actually charged by the Reference Bank), which rate is not necessarily the lowest rate of interest charged by the Reference Bank with respect to commercial loans. Any change in the Base Rate announced by the Reference Bank is effective as of the effective date specified in the public announcement by the Reference Bank of such change.

     "Borrowers" has the meaning set forth in the Preamble.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of Illinois and New York are required or permitted to close.

     "Capitalized Lease" means, as applied to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Carve-Out" means, collectively, (i) in the event of the occurrence and during the continuance of a Default or Event of Default, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrowers and any statutory committees appointed in the Cases in an aggregate amount not in excess of $1,000,000 and (ii) the payment of unpaid fees pursuant to 28 U.S.C. section 1930 and to the Clerk of the Bankruptcy Court.

     "Cases" has the meaning set forth in the first Preliminary Statement.

     "Cash Collateral Account" has the meaning assigned to such term in the Senior Subsequent DIP Agreement.

     "Closing Date" means the date on which this Agreement has been executed and the Term Loan has been made.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all property and interests in property now owned or hereafter acquired by any Borrower in or upon which a Lien has been granted under any of the Loan Documents.

     "Concentration Account" has the meaning assigned to such term in the Senior Subsequent DIP Agreement.

     "Consummation Date" means the date of the substantial consummation (as defined in section 1101 of the Bankruptcy Code and that for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of any Borrower that is confirmed pursuant to an order of the Bankruptcy Court.

     "Default" means any event that, with lapse of time or notice or lapse of time and notice, will constitute an Event of Default.

     "Depository Account" has the meaning assigned to such term in the Senior Subsequent DIP Agreement.

     "Dollars" and "$" means lawful money of the United States of America.

     "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent or other substance into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Event of Default" has the meaning set forth in Section 5.1.

     "Existing Agreements" means the Revolving Credit and Term Loan Agreement (the "Pre-Petition Credit Agreement") dated as of December 30, 1996, among the Parent, the lenders party thereto and Fleet National Bank (as successor to The First National Bank of Boston), as agent, and includes all promissory notes, letters of credit, interest rate protection agreements, indemnity agreements, cash management agreements, reimbursement agreements and the agreements granting security interests and Liens in property and assets of any Borrower or any Subsidiary to the Existing Lenders, including, without limitation, the security agreements, mortgages, leasehold mortgages, pledge agreements and guaranty agreements listed on
Schedule 2, each of which documents was executed and delivered (to the extent party thereto) by a Borrower or a Subsidiary prior to the Petition Date, as each may have been amended or modified from time to time.

     "Existing Lender Claim" means the $4,000,000 portion of the claim under the Existing Agreements that is retained by the Existing Lenders.

     "Existing Lenders" means, collectively, those lenders to the Borrowers and their respective Subsidiaries (to the extent party thereto) under the Existing Agreements, and any agents therefor, together with any successors or assigns thereof.

     "Facility Fee" has the meaning set forth in Section 2.5.

     "Final Order" means an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Agreement and the other Loan Documents and granting the Liens and Superpriority Claim described in Section 3.1.

     "Foreign Subsidiary" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State or Commonwealth thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date, subject to the provisions of Section 1.3.

     "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States of America or foreign.

     "Indebtedness" means, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under Capitalized Leases, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (a) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (b) interest rate swap, cap or collar agreements and interest rate future or option contracts, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness,
(c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure a creditor against loss in respect of such Indebtedness and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Inventory" has the meaning set forth in the Uniform Commercial Code and includes, without limitation, any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by a Borrower, which are held for sale or lease, furnished under any contract of service, or held as raw materials, work in process or supplies, and all materials used or consumed in a Borrower's business, and includes such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by a Borrower.

     "Junior Lenders" has the meaning set forth in the Preamble.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

     "Loan Documents" means this Agreement, the Final Order, any promissory note issued under this Agreement and any other instrument or agreement executed and delivered in connection with this Agreement.

     "Material Adverse Effect" means (i) a material adverse effect upon the condition (financial or otherwise), operations, assets, business, properties, performance or prospects of the Borrowers, taken as a whole,
(ii) a material adverse effect on the ability of any of the Borrowers to perform their respective obligations under the Loan Documents or (iii) a material adverse effect on the ability of the Lenders or the Agent to enforce the Loan Documents.

     "Maturity Date" means the second anniversary of the Closing Date.

     "Obligations" means the due and punctual payment of all present and future, fixed or contingent, monetary obligations of the Borrowers to the Lenders under the Loan Documents.

     "Other Taxes" has the meaning set forth in Section 2.8(B).

     "Parent" has the meaning set forth in the Preamble.

     "Permitted Liens" means, collectively,

     (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Petition Date or thereafter imposed by law and created in the ordinary course of business;

     (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

     (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, that do not interfere materially with the ordinary conduct of the business of the Borrowers and that do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrowers;

     (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property solely for the purpose of financing the acquisition of such property; and

     (vi) extensions, renewals or replacements of any Lien referred to in clauses (i) through (v) above; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

     "Person" means any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Petition Date" has the meaning set forth in the first Preliminary
Statement.

     "Reference Bank" means The Chase Manhattan Bank.

     "Reorganization Plan" means a plan of reorganization in any of the Cases.

     "Reorganized Parent" means Parent, as reorganized under the Bankruptcy
Code.

     "Required Lenders" means, at any time, Junior Lenders holding 100% of the aggregate outstanding principal amount of the Term Loan.

     "Rights" means the rights of holders of common stock of Parent to purchase their pro rata share of 100% of the common stock in Reorganized Parent to be issued and outstanding on the Consummation Date. If 100% of the Rights are exercised, the estate of Parent will receive an amount of net cash proceeds equal to the amount of outstanding Obligations under the Loan Documents.

     "Senior Loans" has the meaning set forth in the second Preliminary
Statement.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person. Unless the context otherwise requires, each reference to a Subsidiary in this Agreement is a reference to a Subsidiary of a Borrower.

     "Superpriority Claim" means a claim against any Borrowers in any of the Cases that is an administrative expense claim having priority over any or all administrative expenses of the kind specified in sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the Bankruptcy Code.

     "Taxes" has the meaning set forth in Section 3.3.

     "Term Loan" has the meaning set forth in the third Preliminary
Statement.

     "Termination Date" means the earliest to occur of (i) the Maturity Date, (ii) the Consummation Date and (iii) the acceleration of the Term Loan in accordance with the terms of this Agreement.

     "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of Illinois, as it may be amended from time to time.

     1.2 Uniform Commercial Code Terms. Except as otherwise indicated, all terms not specifically defined in this Agreement that are defined, or used, in Article 9 of the Uniform Commercial Code have the respective meanings assigned to such terms in Article 9 of the Uniform Commercial Code.

     1.3 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the words "from" or "commencing on" means "from and including" and the words "to," "through," "ending on" and "until" each mean "to but excluding."

     1.4 Headings and References. Section and other headings are for reference only, and do not affect the interpretation or meaning of any provision of this Agreement. Any Section or clause references are to this Agreement, unless otherwise specified. References to an annex, schedule or exhibit are, unless otherwise specified, to an Annex, Schedule or Exhibit attached to this Agreement. References in this Agreement and the other Loan Documents or any other agreement include this Agreement and the other Loan Documents and other agreements as the same may be amended, restated, supplemented or otherwise modified from time to time under their respective terms. A reference to any law, statute or regulation mean that law, statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor law, statute or regulation. A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement or any other Loan Document governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement or any other Loan Document. The provisions of this Agreement relating to Subsidiaries apply only during such times as a Borrower has one or more Subsidiaries.

     1.5 Construction. Each covenant contained in this Agreement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision in this Amendment or any other Loan Document refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. The term "including" is not limiting and means "including without limitation."

                            SECTION 2: TERM LOAN

     2.1 Term Loan. Upon the terms and subject to the conditions set forth in this Agreement, the Junior Lenders, severally in proportion to the respective commitments set forth next to their signatures hereto and not jointly, agree to extend the Term Loan to the Borrowers on the Closing Date in the original principal amount of $18,000,000.

     2.2 Closing Date. The Closing Date will occur promptly upon satisfaction of the conditions set forth in Section 4.1, but in no event later than (a) the 60th day after the Petition Date or (b) two days after the Final Order becomes a final order. The closing of the transaction contemplated by the Loan Documents will take place at a time and place to be determined by the parties.

     2.3 Repayment of Loans; Evidence of Debt. (A) Each Borrower unconditionally promises, jointly and severally, to pay to the Junior Lenders, in Dollars (except as provided in Section 2.3(B)), the principal amount of the Term Loan, all interest accrued thereon irrespective of any claim, setoff, defense or other right that the Borrowers may have at any time against any other Person. Subject to the provisions of Section 5, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court. The Term Loan shall at all times be evidenced by promissory notes to each Junior Lender in the form of Exhibit A.

     (B) On the Consummation Date, the Obligations of the Borrowers to pay the principal on the Term Loan will be satisfied and discharged in full by the transfer to the Junior Lenders of:

          (i) 100% of the net cash proceeds that the Borrowers receive from the exercise of the Rights; and

          (ii) 100% of the common stock of Reorganized Parent that has not been subscribed for pursuant to the exercise of the Rights.

     In the event that the Consummation Date has not occurred on or prior to the Maturity Date, the Term Loan will be paid in cash on the Maturity Date.

     2.4 Interest on Term Loan. (A) The Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Base Rate plus 2.00%. Interest shall accrue but not be payable until the Termination Date, as set forth in
Section 2.4(B) below.

     (B) Accrued interest on the Term Loan, the Facility Fee and any fees or expenses payable to the Junior Lenders hereunder (including, without limitation, pursuant to Section 6.4) will be paid in cash on the Termination Date, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Junior Lenders in funds immediately available without setoff, counterclaim or other deduction of any nature. The Term Loan shall accrue interest from and including the Closing Date to but excluding the Termination Date.

     (C) Effective immediately upon the occurrence of any Event of Default (whether or not the Junior Lenders are entitled to accelerate the Term
Loan) and for as long thereafter as such Event of Default shall be continuing, the Term Loan shall bear interest at a rate per annum equal to the Base Rate plus 4.00%.

     2.5 Facility Fee. The Borrower shall pay to the Junior Lenders a facility fee of $360,000 (the "Facility Fee") payable on the Termination Date. The Facility Fee shall not be refundable under any circumstances.

     2.6 Pro Rata Treatment. All payments of principal and interest and the Facility Fee shall be made pro rata among the Junior Lenders in accordance with their relative portion of the principal amount of the Term Loan.

     2.7 No Discharge; Survival of Claims. Each Borrower agrees that (i) its obligations under this Agreement shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Borrowers, under section 1141(d)(4) of the Bankruptcy Code, waives any such discharge) and (ii) the Superpriority Claim granted to the Junior Lenders pursuant to the Final Order and described in Section 3.1 and the Liens granted to the Junior Lenders pursuant to the Final Order and described in Section 3.2 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

     2.8 Taxes. (A) Any and all payments by a Borrower under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Junior Lenders and franchise taxes imposed on the Junior Lenders by the United States of America or any jurisdiction under the laws of which any such Junior Lender is organized or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Junior Lender would not be subject to tax but for the execution and performance of this Agreement and
(ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments under this Agreement to a Junior Lender in accordance with laws in effect on the Closing Date, but not excluding, with respect to such Junior Lender, any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrowers after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement to the Junior Lenders, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Junior Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (B) In addition, the Borrowers agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made under this Agreement or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (all such charges, "Other Taxes").

     (C) The Borrowers will indemnify each Lender for the full amount of Taxes and Other Taxes paid by such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Junior Lender makes written demand therefor. If a Junior Lender shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers under this Section 2.8(C), it shall promptly notify the Parent of the availability of such refund and shall, within 30 days after receipt of a request by a Borrower, apply for such refund at the Borrowers' expense. If any Junior Lender receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers under this Section 2.8(C), it shall promptly notify the Parent of such refund and shall, within 30 days after receipt of a request by a Borrower (or promptly upon receipt, if a Borrower has requested application for such refund under this Section 2.8(C)), repay such refund to the Borrowers (to the extent of amounts that have been paid by the Borrowers under this Section 2.8(C) with respect to such refund plus interest that is received by the Junior Lender as part of the refund), net of all out-of-pocket expenses of such Junior Lender and without additional interest thereon; provided that the Borrowers, upon the request of such Junior Lender, agree to return such refund (plus penalties, interest or other charges) to such Junior Lender in the event such Junior Lender is required to repay such refund. Nothing contained in this Section 2.8(C) shall require any Junior Lender to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                      SECTION 3: PRIORITY; COLLATERAL

     3.1 Priority and Liens. Each Borrower covenants, represents and warrants that, upon entry of the Final Order, the Obligations (i) pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the Bankruptcy Code, (ii)
pursuant to section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected Lien on all unencumbered pre-petition and post-petition property of the Borrowers (other than the portion of the capital stock of each Foreign Subsidiary that is not subject to a Lien securing the Existing Agreements) and on all cash maintained in the Cash Collateral Account, the Concentration Account and each Depository Account and any direct investments of the funds contained therein, (iii) pursuant to section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all pre-petition and post-petition property of the Borrowers (other than the property that is subject to existing Liens that presently secure the obligations of the Borrowers and their respective Subsidiaries under the Existing Agreements, as to which the Lien in favor of the Junior Lenders will be as described in clause (iv) below) that is subject to valid and perfected Liens in existence on the Petition Date or to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens and (iv) pursuant to section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected priming Lien on all property of the Borrowers, including without limitation, Accounts, instruments, contract rights, chattel paper, general intangibles (including, without limitation, causes of action), Inventory, equipment, fixtures, documents of title, intellectual property, rights under license agreements, real estate (whether owned or leased) and all proceeds thereof, upon which a Lien has been granted (a) under the Existing Agreements to secure the Borrowers' and their respective Subsidiaries' prepetition Indebtedness under the Existing Agreements and (b) in connection with Adequate Protection Obligations, in all cases subject only to (1) the Carve-Out, (2) any Liens in existence on the Petition Date to which the Liens being primed by the Loan Documents are subject or become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code, (3) Liens incurred pursuant to the Senior Subsequent DIP Agreement and (4) the Existing Lender Claim. The Junior Lenders agree that so long as no Default or Event of Default shall have occurred, the Borrowers shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. section 330 and 11 U.S.C. section 331, as the same may be due and payable, and such payments shall not reduce the Carve-Out; provided that following the Termination Date amounts in the Cash Collateral Account shall not be subject to the Carve-Out.

     3.2 Collateral. (A) To secure payment of the Obligations and performance of its obligations under this Agreement and the other Loan Documents, each Borrower grants, mortgages, hypothecates and pledges to the Junior Lenders a continuing lien (which shall be junior in priority to all Liens incurred pursuant to the Senior Subsequent DIP Agreement and the Existing Lender Claim) upon and security interest in all of such Borrower's property, wherever located, whether now or hereafter existing, owned, licensed, leased (to the extent of such Borrower's leasehold interest in such property), consigned (to the extent of such Borrower's ownership interest in such property), arising or acquired, including, without limitation, all of such Borrower's right, title and interest in all Accounts, general intangibles (including without limitation such Borrower's causes of action, contract rights, intellectual property, rights under licensing agreements and tax refunds), chattel paper, instruments, documents, documents of title, Inventory, equipment, deposit accounts, goods, investment property, insurance proceeds of or relating to any of the foregoing, actions with respect to preferential transfers, fraudulent conveyances and other avoidance power claims and any recoveries of cash or proceeds of property representing recoveries under sections 544, 547, 548, 549, 550 or 553 of the Bankruptcy Code, books and records relating to any of the foregoing and accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

     (B) To secure payment of the Obligations and performance of its obligations under this Agreement and the other Loan Documents, each Borrower assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Junior Lenders all of the right, title and interest of such Borrower in all real property the title to which is held by a Borrower, or the possession of which is held by the Borrowers under a leasehold interest, together in each case with all of the right, title and interest of such Borrower in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof, subject in each case to Liens incurred pursuant to the Senior Subsequent DIP Agreement or the Existing Lender Claim. If at any time after the Closing Date any Borrower acquires any fee interest in real property, such Borrower shall promptly notify the Junior Lenders thereof.

     (C) To secure payment of the Obligations and performance of its obligations under this Agreement and the other Loan Documents, each Borrower grants, mortgages, hypothecates and pledges to the Junior Lenders a continuing lien upon and security interest (which lien and security interest shall be junior in priority to all liens incurred pursuant to the Senior Subsequent DIP Agreement or the Existing Lender Claim) in (i) all of the outstanding shares of capital stock of any Subsidiary of such Borrower (other than the portion of the capital stock of each Foreign Subsidiary that is not subject to a Lien securing the Existing Agreements), (ii) any securities, dividends or distributions and any other right or property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and any other property substituted or exchanged for the foregoing and (iii) any and all products or proceeds of the foregoing.

     3.3 Security Interest in Accounts. Pursuant to section 364(c)(2) of the Bankruptcy Code, each Borrower assigns and pledges to the Junior Lenders a security interest, senior to all other Liens (other than Liens incurred pursuant to the Senior Subsequent DIP Agreement or the Existing Lender Claim) in all of such Borrower's right, title and interest in and to the Cash Collateral Account, the Concentration Account and each Depository Account and any direct investment of the funds contained therein. Cash held in the Cash Collateral Account, the Concentration Account or any Depository Account shall not be available for use by the Borrowers, whether pursuant to section 363 of the Bankruptcy Code or otherwise.

     3.4 Further Assurances. (A) Each Borrower acknowledges that, pursuant to the Final Order, the Liens in favor of the Junior Lenders in all of the Borrower's property shall be perfected without the recordation of any financing statements or instruments of mortgage or assignment. Each Borrower further agrees that, upon the request of the Required Lenders, such Borrower shall execute, acknowledge and deliver, at the sole cost and expense of the Borrowers, all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Required Lenders may require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to valid and perfected Liens all the Collateral, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Lien intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Junior Lenders the rights now or hereafter intended to be granted to the Junior Lenders under this Agreement, any Loan Document or any other instrument under which any Borrower may be or may hereafter become bound to convey, mortgage or assign to the Junior Lenders.

     (B) Without limiting the generality of Section 3.4(A), each Borrower agrees that, upon the request of the Required Lenders, it will (i) promptly execute, deliver and record a leasehold mortgage, leasehold deed of trust or assignment of lease (which shall be senior in priority to all other mortgages, deeds of trust or assignment of lease, other than Liens incurred pursuant to the Senior Subsequent DIP Agreement or the Existing Lender Claim) in any case in form and substance acceptable to the Required Lenders, in favor of the Junior Lenders with respect to any lease of real property, whether such Borrower is lessee or lessor (including, without limitation, under a so-called ground lease or net lease), which lease shall expressly permit the mortgaging thereof to the Junior Lenders, contain non-disturbance provisions reasonably satisfactory to the Required Lenders and include such other customary lender protections as may be reasonably required by the Required Lenders, (ii) promptly execute, deliver and record a mortgage or deed of trust (subject only to Permitted Liens) first in priority to all other mortgages or deeds of trust, other than those incurred pursuant to the Senior Subsequent DIP Agreement or the Existing Lender Claim, in favor of the Junior Lenders covering such Borrower's real property interest in any real property now or hereafter owned in fee simple, in form and substance satisfactory to the Required Lenders, and provide the Junior Lenders with a title insurance policy covering such real property interest in an amount equal to the purchase price thereof, a current ALTA survey thereof, a surveyor's certificate and such other certificates, opinions and documents as may be requested by the Required Lenders, in each case in form and substance satisfactory to the Required Lenders and (iii) use its commercially reasonable efforts (but not requiring any payment to be made by the Borrowers) to deliver to the Junior Lenders a landlord waiver, in form and substance satisfactory to the Required Lenders, executed by each of the Borrowers' lessors of real property.

                SECTION 4: CONDITIONS PRECEDENT TO TERM LOAN

     4.1 Conditions Precedent to Term Loan. The obligation of each Junior Lenders to make its several portion of the Term Loan is subject to the satisfactions or waiver of the following conditions precedent:

     (A) Loan Documents and Other Closing Documents. The Junior Lenders shall have received this Agreement, promissory notes evidencing the Term Loan and each other Loan Document, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Junior Lenders), in form and substance satisfactory to the Junior Lenders.

     (B) Final Order. Prior to making the Term Loan, the Junior Lenders shall have received a certified copy of the Final Order in substantially the form of Exhibit B (with such modifications as the Required Lenders may approve in their discretion), which Final Order will (i) have been entered by the Bankruptcy Court no later than 60 days after the Petition Date, on such prior notice to such parties (including the Existing Lenders) as may in each case be reasonably satisfactory to the Required Lenders, (ii) grant the Junior Lenders the Superpriority Claim and the Liens described in
Section 3, (iii) approve this Agreement and the other Loan Documents, (iv) approve the payment by the Borrowers of all of the fees and expenses payable hereunder, (v) be in full force and effect, (vi) find and conclude that this Agreement was negotiated in good faith and that the Junior Lenders shall be entitled to the protections of Section 364(e) of the Bankruptcy Code and (vi) not have been stayed, reversed, modified or amended in any respect. If the Final Order is the subject of a pending appeal in any respect, neither the making of the Term Loan nor the performance by the Borrowers of any of their respective obligations under this Agreement or the other Loan Documents or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

     (D) Superpriority Claim. No claim having a priority superior or pari passu with those granted by the Final Order (other than those incurred pursuant to the Senior Subsequent DIP Agreement or the Existing Lender Claim) shall be granted while the Term Loan remains outstanding.

     (E) Adequate Protection Obligations. The order of the Bankruptcy Court with respect to the Adequate Protection Obligations shall be in form and substance satisfactory to the Required Lenders in their sole discretion.

     (F) Bankruptcy Court Orders; Petitions. All of the Bankruptcy Court's orders entered in the Cases (including, without limitation, the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases) and the voluntary petitions filed by each Borrower to commence its Case shall be reasonably satisfactory in form and substance to the Required Lenders.

     (G) Interim Financing; Existing Lenders. All indebtedness, obligations and liabilities of the Borrowers under the interim financing provided to the Borrowers by the Existing Lenders on or about the Petition Date will have been repaid in full (or will be repaid with proceeds of the Senior Subsequent DIP Agreement). The Existing Lenders will have executed all documentation necessary to effect the transactions described in the following two sentences. The Existing Lenders' claim under the Existing Agreements will have been reduced by up to $36,500,000 as a result of (i) up to a $32,500,000 cash payment from the Borrowers to the Existing Lenders on the Closing Date and (ii) the retention by the Existing Lenders of the Existing Lender Claim. Immediately after such reduction, the Existing Lenders will assign all of their respective right, title and interest in and to the claim represented by the Existing Agreements (other than that represented by the Existing Lender Claim) to the Junior Lenders. The terms and conditions of the Existing Lender Claim shall be satisfactory to the Required Lenders. The Existing Lender Claim shall be subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Required Lenders. The Bankruptcy Court shall have entered an order in form and substance satisfactory to the Required Lenders with respect to the Existing Lender Claim and such order shall (i) be in full force and effect and (ii) not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Required Lenders.

     (H) Senior Subsequent DIP Agreement. The Senior Subsequent DIP Agreement will be in full force and effect.

     (I) Judicial Proceedings. All judicial proceedings shall be reasonably satisfactory to the Required Lenders.

     (J) No Default. No Default or Event of Default shall have occurred and be continuing.

                        SECTION 5: EVENTS OF DEFAULT

     5.1 Events of Default. Each of the following shall constitute an event of default (each, an "Event of Default") under this Agreement:

     (A) default shall be made in the payment of any (i) fees or interest on the Term Loan when due and such default shall continue unremedied for more than two Business Days or (ii) principal of the Term Loan or other amounts payable by the Borrower under this Agreement, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise;

     (B) default shall be made by the Borrower or any of its Subsidiaries in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than five days after the occurrence thereof;

     (C) any of the Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by a Borrower for the approval of any other Superpriority Claim (other than pursuant to the Senior Subsequent DIP Agreement, the Existing Lender Claim or the Carve-Out) in any of the Cases that is pari passu with or senior to the claims of the Junior Lenders against the Borrowers or there shall arise or be granted any such pari passu or senior Superpriority Claim;

     (D) an order with respect to the Cases shall be entered by the Bankruptcy Court confirming a Reorganization Plan that does not contain a provision for termination of the Term Loan and payment of all Obligations as provided herein on or before the effective date of, or substantial consummation of, such Reorganization Plan;

     (E) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on a Borrower or a Borrower shall so assert in any pleading filed in any court;

     (F) a Loan Document under which a Borrower or any Affiliate purports to grant to the Junior Lenders a Lien on any of its property shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms of this Agreement or the Loan Documents, priority Lien on or security interest in any Collateral purported to be covered thereby;

     (G) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying any of the Final Order or terminating the use of cash collateral by the Borrowers;

     (H) any Default or Event of default shall have occurred under the Senior Subsequent DIP Agreement; or

     (I) the Senior Loans shall have been repaid in full.

     Section 5.2 Remedies. If an Event of Default occurs, and at any time thereafter during the continuance of such Event of Default, then without further order of or application to the Bankruptcy Court the Required Lenders may, by notice to the Borrower (with a copy to counsel for any statutory committee appointed in the Cases, to counsel for the Existing Lenders and to the United States Trustee for the District of Delaware), take one or more of the following actions at the same or different times with five Business Days' written notice prior to taking the action contemplated thereby:

          (i) declare the Term Loan to be immediately due and payable, whereupon the principal of the Term Loan together with accrued interest thereon and any unpaid accrued fees and expenses and all other liabilities of the Borrowers accrued under this Agreement and the other Loan Documents, shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Borrowers notwithstanding anything contained in this Agreement or the other Loan Document to the contrary; and

          (ii) exercise any and all remedies under this Agreement and the Loan Documents and under applicable law available to the Junior Lenders.

     Notwithstanding anything to the contrary contained herein, for so long as the Senior Subsequent DIP Agreement remains in full force and effect, the Junior Lenders: (i) will not declare the Term Loan to be immediately due and payable until such time as the lenders under the Senior Subsequent DIP Agreement have declared all loans under the Senior Subsequent DIP Agreement to be immediately due and payable and (ii) will rescind any such declaration as promptly as practicable upon receipt of written notice from the Agent that any declaration of loans made pursuant to the Senior Subsequent DIP Agreement has been rescinded.

     5.3 Right of Set-Off. Subject to the provisions of Section 5.2, upon the occurrence and during the continuance of any Event of Default, each Junior Lender is authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any indebtedness at any time owing by each Junior Lender to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether or not such Junior Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Junior Lender agrees promptly to notify the Parent after any such set-off and application made by such Junior Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Junior Lender under this Section 5.3 are in addition to other rights and remedies which such Junior Lender may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 6: GENERAL

     6.1 Notices. Notices and other communications provided for in this Agreement shall be in writing (including telex, facsimile or cable communication) and shall be mailed, telexed, transmitted, cabled or delivered to the appropriate Person at the following address:

     [TO BE PROVIDED]

All notices and other communications given to any Person in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender, in each case addressed to such Person as provided in this Section 6.1 or in accordance with the latest unrevoked written direction from such party.

     6.2 Successors; No Assignment.This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Junior Lenders and their successors. The Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Required Lenders. A Junior Lender may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Junior Lenders.

     6.3.  Confidentiality.
           ---------------

     Each Junior Lender agrees to keep any information delivered or made available by any Borrower to it confidential from anyone other than persons employed or retained by such Junior Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Term Loan; provided that nothing in this Section 6.3 shall prevent any Junior Lender from disclosing such information (i) to any other Junior Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) that has been publicly disclosed other than as a result of a disclosure by such Junior Lender which is not permitted by this Agreement, (v) in connection with any litigation to which a Junior Lender, or its Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy under this Agreement, (vii) to such Junior Lender's legal counsel and independent auditors and (viii) to any actual or proposed assignee. Each Junior Lender shall use reasonable efforts to notify the Parent of any required disclosure under clause (ii) above.

     6.4   Expenses.
           --------

     The Borrowers agree to pay all reasonable and documented out-of-pocket expenses incurred by the Junior Lenders (including but not limited to the reasonable fees and disbursements of counsel to the Junior Lenders, Insight Consulting and any internal or third-party appraisers, consultants and auditors advising the Junior Lenders) in connection with the Junior Lenders' due diligence and the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the reasonable and customary costs, fees and expenses of the Junior Lenders in connection with any monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Junior Lenders in the enforcement or protection of their rights in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Junior Lenders. Such payments shall be made on the date of the Final Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. The obligations of the Borrowers under this Section 6.4 survive the Termination Date.

     6.5.  Indemnity.
           ---------

     (A) Each Borrower agrees to indemnify and hold harmless each of the Junior Lenders and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated by this Agreement and the other Loan Documents, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrowers under this Section 6.5 will survive the termination of this Agreement or the payment of the Loans.

     6.6 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     6.7 No Waiver. No failure on the part of any of the Junior Lenders to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     6.8 Extension of Maturity. Should any payment of principal of or interest or any other amount due under this Agreement become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     6.9 Amendments. No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided that:

     (i) no such modification or amendment shall without the written consent of all of the Junior Lenders (a) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (b) amend this Section 6.9 or the definition of Required Lenders, (c) amend or modify the Superpriority Claim status of the Junior Lenders contemplated by
          Section 3.1 or (d) release all or any substantial portion of the Liens granted to the Junior Lenders under the Loan Documents; or

     (ii) no such modification or amendment shall without the written consent of the Junior Lender affected thereby reduce the principal amount of any portion of the Term Loan or the rate of interest payable thereon, or extend any date for the payment of interest under this Agreement or reduce any fees payable under this Agreement or extend the final maturity of the Term Loan.

     No notice to or demand on the Borrowers shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstances. No amendment to this Agreement shall be effective against a Borrower unless signed by such Borrowers.

     6.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.11 Execution in Counterparts.This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     6.12 Prior Agreements. This Agreement and the other Loan Documents represent the entire agreement of the parties with regard to the subject matter of this Agreement and the terms of any letters and other documentation entered into among the Borrowers and any Junior Lender prior to the execution of this Agreement which relate to loans to be made under this Agreement shall be replaced by the terms of this Agreement.

     6.13 Further Assurances. Whenever and so often as reasonably requested by the Required Lenders, the Borrowers will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary and reasonably required in order to further and more fully vest in the Junior Lenders all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     6.14 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND EACH JUNIOR LENDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Executed and delivered in Chicago, Illinois as of the day and the year first above written.

                                  PARENT:

                                  NUTRAMAX PRODUCTS, INC.


                                  By:
                                     ------------------------------
                                     Title:


                                  JUNIOR LENDERS:


                                  CAPE ANN INVESTORS LLC


                                  By:
                                     ------------------------------
                                     Title:


                                  Amount of commitment:

                                  $8,100,000

                                  PERITUS CAPITAL PARTNERS LLC


                                  By:
                                     ------------------------------
                                     Title:


                                  Amount of commitment:

                                  $8,100,000

                                  BERNARD J. KORMAN




                                  Amount of commitment:

                                  $1,800,000

                                  BORROWERS:

                                  ADHESIVE COATINGS, INC.


                                  By:
                                     ------------------------------
                                     Title:


                                  ELMWOOD PARK REALTY, INC.


                                  By:
                                     ------------------------------
                                     Title:


                                  CERTIFIED CORP.


                                  By:
                                     ------------------------------
                                     Title:


                                  POWERS PHARMACEUTICAL CORPORATION


                                  By:
                                     ------------------------------
                                     Title:


                                  FAIRETON REALTY HOLDINGS, INC.


                                  By:
                                     ------------------------------
                                     Title:


                                  FIRST AID PRODUCTS, INC.


                                  By:
                                     ------------------------------
                                     Title:


                                  NUTRAMAX HOLDINGS, INC.


                                  By:
                                     ------------------------------
                                     Title:


                                  NUTRAMAX HOLDINGS II, INC.


                                  By:
                                     ------------------------------
                                     Title:


                                  F.A. PRODUCTS, L.P.


                                  By:
                                     ------------------------------

                                  FIRST AID PRODUCTS, INC.,
                                  its general partner


                                  By:
                                     ------------------------------
                                     Title:


                                  FLORENCE REALTY, INC.


                                  By:
                                     ------------------------------
                                     Title:


                                  NUTRAMAX ACQUISITION CORPORATION


                                  By:
                                     ------------------------------
                                     Title:


                                  NUTRAMAX ORTHALMICS INC.


                                  By:
                                     ------------------------------
                                     Title:


                                  ORAL CARE, INC.


                                  By:
                                     ------------------------------
                                     Title:

                                                                 SECTION PAGE
                                                                 ------------

                                ATTACHMENTS

Exhibit A                                     Form of Promissory Note
Exhibit B                                     Form of Final Order

Schedule 1                                    Adequate Protection Obligations
Schedule 2                                    Existing Agreements